Exhibit 99.1

GSRX Industries Inc. Announces the Sale of its Green Room Palm
Springs Dispensary and Revenue Share Agreement

October 19, 2020

Dorado, Puerto Rico – GSRX Industries Inc. (OTCQB: GSRX) (“GSRX” or, the “Company”), is pleased to announce it has sold its 95% interest in the Green Room Palm Springs, LLC. (“Dispensary”). The Dispensary was purchased by Seneca Capital Partners, LP for a total of USD $400,000. The Company will also receive 3% of gross revenue for 60 months from the date the Dispensary begins operations.

“With the sale of this dispensary, GSRX continues to be fiscally responsible as we navigate the COVID-19 pandemic,” said Interim Chief Executive Officer, Troy Nihart.

About GSRX Industries Inc.

GSRX Industries Inc. (OTCQB: GSRX), through its subsidiaries, is in the business of acquiring, developing, and operating retail cannabis dispensaries and non-THC CBD retail stores. GSRX also is in the process of expanding its business to include distribution, extraction and light manufacturing, and delivery of cannabis and cannabinoid products. Currently, GSRX operates five cannabis dispensaries in Puerto Rico under the name Green Spirit RX, one dispensary in California under the name The Green Room. GSRX also owns and operates the e-commerce site GetPureAndNatural.com, which offers a broad range of premium hemp extract products.

Forward-Looking Statements

This press release contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, anticipated revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement except where applicable law requires us to update these statements. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

Contact:

ir@gsrxindustries.com